Universal Energy Corp. Enters into Financing Agreement

HOUSTON, September 11 /PRNewswire-FirstCall/ -- Universal Energy Corp. (OTC Bulletin Board: UVSE - News) announced today that it has received commitments for a private placement with institutional and other accredited investors resulting in minimum gross proceeds of $3.4 million. The company will use the proceeds of the offering towards further development of the company's current drill program, general corporate purposes and investor relations.

On September 10, 2007, Universal Energy Corp. signed private placement documents for $4,250,000 principal amount of amortizing senior secured convertible debentures. The issuance of the debentures generated $3,400,000 in gross proceeds. In connection with this financing, the company has agreed to file registration statements with the Securities and Exchange Commission registering on behalf of the purchasers the resale of all or such maximum portion of the shares of common stock, issuable upon conversion of the debentures and the exercise of the warrants, as permitted pursuant to Securities and Exchange Commission guidance regarding offerings made on a continuous basis pursuant to Securities and Exchange Commission Rule 415.

Investment banking services were provided by the San Francisco office of Empire Financial Holdings (AMEX: EFH - News).

Dyron M. Watford, Chairman and CFO of Universal Energy Corp. remarked, "This transaction represents a significant event for Universal Energy Corp. and reflects the growing recognition of the potential of the company's oil and gas prospects. The proceeds from this financing will allow Universal to continue the expansion of its oil and gas operations."

Additional details regarding the financing will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Universal Energy Corp. - Universal Energy Corp. is an energy company engaged in the acquisition and development of crude oil and natural gas leases in the United States and Canada. We pursue oil and gas prospects in partnership with oil and gas companies with exploration, development and production expertise. Our prospect areas consist of lands in Alberta, Canada and throughout Louisiana. Visit www.universalenergycorp.info for more details.

Safe Harbor Statement

All statements, other than statements of historical fact, included in this press release are forward-looking statements within the meaning of the private securities Litigation Reform Act of 1995. The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration opportunities being fewer than currently anticipated. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

CONTACT:

Universal Energy Corp.

Dyron M. Watford, CFO, (800) 975-2076

dwatford@universalenergycorp.info

Source: Universal Energy Corp.